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                                                                  EXHIBIT 15.2


                           ACCOUNTANTS' ACKNOWLEDGMENT

May 28, 2003


PepsiCo, Inc.
Purchase, New York

Re:  Amendment No. 1 to Registration Statement on Form S-4, File No.
333-102035-01

With respect to the subject registration statement, we acknowledge our awareness of the incorporation by reference therein of our report dated April 17, 2003 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                    Very truly yours,

                                    /s/ KPMG LLP



New York, New York